UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 9, 2006

HEALTHMARKETS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-14953 (Commission File Number)	75-2044750 (IRS Employer Identification No.)
9151 Boulevard 26, North Richland Hills, Texas 76180
(Address of principal executive offices) (Zip Code)
Registrant’s Telephone Number, Including Area Code: (817) 255-5200
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
     On June 9, 2006, the Board of Directors of HealthMarkets, Inc. appointed Steven J. Shulman to serve on the Company’s Board of Directors, to serve until his successor is elected and duly qualified. Mr. Shulman is the President and Chief Executive Officer of Magellan Health Services, Inc. In connection with his appointment to the Board of Directors, Mr. Shulman was granted the opportunity to purchase 40,540 shares of the Company’s Class A-1 common stock at a purchase price of $37.00 per share, pursuant to the terms of a Subscription Agreement, in the form filed herewith as Exhibit 10.1. The Board of Directors also granted to Mr. Shulman options to purchase an aggregate of 6,757 shares of the Company’s Class A-1 common stock at and exercise price of $37.00 per share, pursuant to the Company’s 2006 Management Stock Option Plan and separate Nonqualified Stock Option Agreement, in the form filed herewith as Exhibit 10.2.
Item 9.01 Financial Statements and Exhibits.
(c)	Exhibits.

The following exhibits are filed with this report:

Exhibit No.	Exhibit Description

10.1	Subscription Agreement, dated June 13, 2006, between HealthMarkets, Inc. and Steven J. Shulman

10.2	Nonqualified Stock Option Agreement, dated as of June 9, 2006, between HealthMarkets, Inc and Steven J. Shulman

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HEALTHMARKETS, INC.
/s/ Mark D. Hauptman
Mark D. Hauptman
Vice President and Chief Financial Officer

Date: June 14, 2006

EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.1	Subscription Agreement, dated June 13, 2006, between HealthMarkets, Inc. and Steven J. Shulman

10.2	Nonqualified Stock Option Agreement, dated as of June 9, 2006, between HealthMarkets, Inc and Steven J. Shulman